UNIVERSAL INSURANCE HOLDINGS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      AGREEMENT ("Agreement") dated July 12, 2007, by and between Universal Insurance Holdings, Inc., a Delaware corporation ("Corporation"), and Sean P. Downes, an employee of the Corporation ("Optionee").

      WHEREAS, the Corporation desires to compensate, motivate and retain Optionee and to provide Optionee an opportunity to share in the success of the Corporation by granting a stock option; and

      WHEREAS, the option granted hereby is not intended to qualify as an "incentive stock option" within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended.

      NOW,  THEREFORE,   in   consideration   of   the   mutual   covenants  and
representations herein contained and intending to be legally bound, the parties hereto agree as follows:

      1. NUMBER OF SHARES AND PRICE. The Corporation hereby grants to Optionee an option ("Option") to purchase the number of shares of common stock of the Corporation ("Common Stock") set forth on the attached Face Sheet of this Agreement. The exercise price per share of Common Stock of the Option shall be as is set forth on the attached Face Sheet of this Agreement.

      2. TERM AND EXERCISE. The Option shall expire five (5) years from the date hereof, subject to earlier termination as set forth in Section 3. Subject to the provisions of Section 3, the Option shall become exercisable as set forth on the attached Face Sheet of this Agreement.

      3.    EXERCISE OF OPTION UPON TERMINATION OF EMPLOYMENT.

            (a) TERMINATION. Upon Optionee's termination of employment for any reason, other than by reason of death, the right of the Optionee to exercise the Option shall terminate.

            (b) DEATH. In the event of the death of Optionee while employed by the Corporation, the right of any individual, trust or estate to, by will or the laws of descent and distribution, succeed to the rights and obligations of Optionee under this Agreement ("Beneficiary") to exercise the Option in full (only to the extent not previously exercised) shall expire upon the expiration of six (6) months from the date of Optionee's death or, if earlier, on the date of expiration of the Option determined pursuant to Section 2.

      4.    EXERCISE PROCEDURES.

            (a) NOTICE OF EXERCISE. The Option shall be exercisable by written notice to the Corporation, which must be received by the Corporation not later than 5:00 P.M. local time at the principal executive office of the Corporation on the expiration date of the Option. Such written notice shall set forth (i) the number of shares of Common Stock being purchased, (ii) the total exercise

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price for the shares of Common Stock being purchased, (iii) the exact name as it should appear on the stock certificate(s) to be issued for the shares of Common Stock being purchased, and (iv) the address to which the stock certificate(s) should be sent.

            (b) PAYMENT OF EXERCISE PRICE. Payment of the exercise price may be made, at Optionee's election, (i) in cash or by certified or official bank check, (ii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value (as defined below) as of the date of exercise equal to the exercise price, or (iii) by net issue exercise, pursuant to which the Company will issue to you a number of shares of Common Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the exercise price.

            (c) FAIR MARKET VALUE. As is used herein, the "Fair Market Value" of a share of Common Stock on any day means: (i) if the principal market for the Common Stock is The American Stock Exchange, The New York Stock Exchange, or any other national securities exchange, the closing sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on an automated quotations system, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such system, or (iii) if the Common Stock is not quoted on an automated quotations system, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided, that if none of (i), (ii) or (iii) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined, in good faith, by the Board of Directors of the Corporation.

      5. AGREEMENT PROVISIONS CONTROL OPTION TERMS; MODIFICATIONS. The Option is granted pursuant and subject to the terms and conditions of this Agreement. The Option shall not be modified after the date of grant except by express written agreement between the Corporation and Optionee; PROVIDED, HOWEVER, that any such modification shall be approved by the Board of Directors.

      6. LIMITATIONS ON TRANSFER. The Option may not be assigned or transferred other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, Title I of ERISA or the rules thereunder.

      7. NO EXERCISE IN VIOLATION OF LAW. Notwithstanding any of the provisions of this Agreement, Optionee hereby agrees that Optionee will not exercise the Option granted hereby, and that the Corporation will not be obligated to issue any shares of Common Stock to Optionee hereunder, if the exercise thereof or the issuance of such shares of Common Stock shall constitute a violation by Optionee or the Corporation of any provision of any law or regulation of any governmental authority. Any determination in this regard by the Board of Directors shall be final, binding and conclusive.

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      8.    SECURITIES  LAW  COMPLIANCE.  Optionee  agrees,  for Optionee or any
Beneficiary, with respect to all shares of Common Stock acquired pursuant to the terms and conditions of this Agreement and the Option (or any other shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that Optionee and any Beneficiary will not sell or otherwise dispose of these shares except pursuant to an effective registration statement under the Act, or except in a transaction that, in the opinion of counsel for the Corporation, is exempt from registration under the Act. Further, the Corporation shall not be required to sell or issue any shares under the Option if, in the opinion of the Corporation, (a) the issuance of such shares would constitute a violation by Optionee or the Corporation of any applicable law or regulation of any government authority, or (b) the consent or approval of any governmental body is necessary or desirable as condition of, or in connection with, the issuance of such shares.

      9. ADJUSTMENTS. The existence of the Option shall not affect in any way the right or power of the Corporation or its directors or shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred stock or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      10. DISPUTE RESOLUTION. As a condition of granting the Option, Optionee agrees, for Optionee and any Beneficiary, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement and the Option shall be determined by the Board of Directors in its sole discretion, and any interpretation by the Board of Directors of the terms of this Agreement and the Option shall be final, binding and conclusive.

      11. TAXES. The Corporation shall be entitled to withhold (or secure payment from Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any shares of Common Stock issuable under this Agreement, and the Corporation may defer issuance of shares of Common Stock upon the exercise of the Option unless the Corporation is indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board of Directors or its delegate and shall be payable by Optionee at such time as the Board of Directors determines. Optionee may satisfy his tax withholding obligation by (a) having cash withheld from Optionee's salary or other compensation payable by the Corporation or a subsidiary, (b) the payment of cash to the Corporation, (c) the payment in shares of Common Stock already owned by Optionee valued at the fair market value per share of Common Stock ("Fair Market Value") on the date of such payment, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such shares of Common Stock, to satisfy such tax withholding requirements. The Board of Directors shall be authorized, in its sole and absolute discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections to have shares of Common Stock withheld upon exercise of the Option to meet such withholding obligations.

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      IN WITNESS WHEREOF, the  parties hereto have executed this Agreement as of the day and year first above written.

 ATTEST:                        UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ James Lynch
----------------------------    By: /s/ Bradley I. Meier
                                   -----------------------------------------
                                      Bradley I. Meier, President


 WITNESS:                       OPTIONEE


/s/ James Lynch                 /s/ Sean P. Downes
----------------------------    --------------------------------------------
                                 Sean P. Downes, Chief Operating Officer

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                                   FACE SHEET



Notice Addresses:

      Optionee:          Sean P. Downes
                         _____________________
                         _____________________

      Corporation:       Universal Insurance Holdings, Inc.
                         1110 W. Commercial Boulevard
                         Suite 100
                         Fort Lauderdale, Florida  33309

Grant Date:              July 12, 2007

Total Options Granted:   700,000

Exercise Price per share of Common Stock:  $ 6.50


Limitation on Exercise:  This option shall only be exercisable on such date or dates as the Fair Market Value, as defined herein, of the Common Stock is and has been at least one-hundred and fifty percent (150%) of the exercise price for the previous twenty (20) consecutive trading days.

Vesting: All 700,000 options vest on July 12, 2008; provided, however, that if at any time prior to July 12, 2008 a "change in control" (as defined in the employment agreement between the Corporation and Optionee) occurs, then such options shall vest immediately prior to the consummation of such change in control.

Expiration Date:         Optioned shares must be purchased within five (5) years
                         from the date of grant, which is July 12, 2007. That is, all options must be exercised by July 12, 2012.